Exhibit 99.1

Flutter Entertainment to Report Full Year 2023 Financial Results and Host a Conference Call on March 26, 2024

Tuesday March 19, 2024

Flutter Entertainment plc (“Flutter”) (LSE:FLTR; NYSE:FLUT), the leading online sports betting and iGaming operator, today announced that it will release full year 2023 financial results on Tuesday, March 26, 2024 at 7:00 a.m. GMT (3:00 a.m. ET). The earnings release and supplementary materials will be available through the “Investors” section of the Flutter website at www.flutter.com.

Flutter management will host a conference call on March 26, 2024 at 10:30 a.m. GMT (06:30 a.m. ET) to review the results and be available for questions, with access via webcast and telephone.

A public audio webcast of management’s call and the related Q&A can be accessed by registering here or via www.flutter.com/investors. For those unable to listen to the live broadcast, a replay will be available approximately one hour after conclusion of the call.

Analysts and investors who wish to participate in the live conference call must do so by dialling any of the numbers below and using conference ID 53722. Please dial in 10 minutes before the conference call begins.

+1 646 307 1963 (United States)

+44 20 3481 4247 (United Kingdom)

+353 1 582 2023 (Ireland)

+61 2 8088 0946 (Australia)

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with leading positions in markets across the world, including the US. Our ambition is to leverage our significant scale and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global competitive advantages of the Flutter Edge, which gives our brands access to group-wide benefits to stay ahead of the competition, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, Tombola, Betfair, MaxBet, Junglee Games and Adjarabet.

To learn more about Flutter, please visit our website at www.flutter.com.

Enquiries

Investor Relations: Investor.relations@flutter.com

Media Relations: corporatecomms@flutter.com